Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Brian M. NeSmith, President and Chief Executive Officer (Principal Executive Officer) of Blue Coat Systems, Inc. (the “Company”), and Michael J. Gennaro, Principal Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2009

/s/ BRIAN M. NESMITH	/s/ MICHAEL J. GENNARO
Brian M. NeSmith President and Chief Executive Officer (Principal Executive Officer)	Michael J. Gennaro Principal Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.